Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-214950, 333-221585, 333-228118, 333-233338, 333-234437, 333-249793, 333-261460, 333-268145, 333-275459, 333-283071 and 333-284610) on Form S-8 of our report dated August 21, 2025, with respect to the consolidated financial statements of Synaptics Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California
August 21, 2025